As filed with the Securities and Exchange Commission on November 10, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANCO SANTANDER, S.A.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Kingdom of Spain	Ciudad Grupo Santander	Not Applicable
(State or other jurisdiction of incorporation or organization)	28660 Boadilla del Monte (Madrid), Spain +34 91 259 6520 (Address and telephone number of Registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Banco Santander, S.A.
New York Branch
45 E. 53rd St.
New York, New York 10022
Attn: James H. Bathon, Legal Counsel
(212) 350-3500
(Name, address and telephone
number of agent for service)

With copies to:

Nicholas A. Kronfeld
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Aggregate Price per Unit/
Title of Each Class of	Proposed Maximum Aggregate Offering Price/
Securities to be Registered	Amount of Registration Fee

Ordinary shares, par value €0.50 per share
(1)
Rights to subscribe for ordinary shares

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.

Prospectus

Banco Santander, S.A.

Ordinary Shares
Rights to Subscribe for Ordinary Shares

From time to time, we may offer, issue and sell ordinary shares and rights to subscribe for ordinary shares in one or more offerings.

This prospectus describes the general terms that may apply to these securities and the general manner in which they may be offered. When securities are offered under this prospectus, we will provide a prospectus supplement describing the specific terms of any securities to be offered, and the specific manner in which they will be offered, including the amount and price of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement may also incorporate by reference certain of our filings with the U.S. Securities and Exchange Commission. This prospectus may not be used for any purpose unless accompanied by a prospectus supplement. You should carefully read this prospectus and any prospectus supplement, together with any documents incorporated by reference, before you invest in any of our securities.

Our ordinary shares are listed on each of the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted in the Automated Quotation System of the Spanish Stock Exchanges. Our shares also are listed on the Euronext Lisbon and on the London, Milan, Buenos Aires and Mexico stock exchanges.

We may offer and sell the securities directly to purchasers, through underwriters, dealers or agents or through any combination of these methods, on a continuous or delayed basis.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” beginning on page 11 of our annual report on Form 20-F for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission on June 27, 2008, as well as the risk factors included in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2008

About this Prospectus

As used in this prospectus, unless the context otherwise requires, references to “Santander”, the “Bank” , the “Group”, “we”, “us” and “our” mean Banco Santander, S.A. and its consolidated subsidiaries taken as a whole. All references to “$”, “US$”, “U.S. dollars” and “dollars” refer to United States dollars, and “€” and “euro” refer to euro.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may from time to time offer any combination of the securities described in this prospectus in one or more offerings. Each time we offer securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any related free writing prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. That registration statement can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus, any related free writing prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. This prospectus may only be used to sell securities if it is accompanied by a prospectus supplement or the applicable information is included in our filings or submissions to the SEC. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

Where You Can Find More Information

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. You may read and copy any documents filed by us, including the registration statement of which this prospectus is a part, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

Incorporation of Certain Documents by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any document referred to in this way is considered part of this prospectus from the date we file that document. We incorporate by reference into this prospectus the following documents or information:

(1) Annual Report on Form 20-F for the fiscal year ended December 31, 2007, filed by us with the SEC on June 27, 2008 (the “Annual Report”);

(2) Report on Form 6-K submitted by us to the SEC on October 29, 2008 (which contains our results of operations, financial statements and other disclosures relating to the six months ended June 30, 2008); and

(3) Report on Form 6-K submitted by us to the SEC on November 10, 2008 (which contains our Condensed Consolidated Interim Unaudited Financial Statements related to the nine months ended September 30, 2008).

All subsequent reports that we file on Form 20-F under the Exchange Act prior to the termination of this offering will also be deemed to be incorporated by reference into this prospectus. We may also incorporate any other Form 6-K that we submit to the SEC after the date of this prospectus if the Form 6-K specifically states that it is incorporated by reference into this prospectus or into registration statements that we file with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any such subsequent document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus.

You may request a copy of any or all documents that are incorporated by reference in this prospectus by writing or telephoning us at our principal executive offices at the following address:

Banco Santander, S.A.
Ciudad Grupo Santander
28660 Boadilla del Monte (Madrid), Spain
Attention: Investor Relations
Telephone number: +34 91 259 6520

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the documents incorporated into this prospectus by reference contain statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding:

•	exposure to various types of market risks;

•	management strategy;

•	capital expenditures;

•	earnings and other targets; and

•	asset portfolios.

Forward-looking statements may be identified by words such as “expect”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “DCaR”, “ACaR”, “RORAC”, “target”, “goal”, “objective”, “estimate”, “future” and similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements. You should understand that adverse changes in the following important factors, in addition to those discussed in “Item 3. Key Information — D. Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and elsewhere in our Annual Report incorporated into this prospectus by reference, and in “Risk Factors” in any prospectus supplement, could affect our future results and could cause those results or other outcomes to differ materially from those anticipated in any forward-looking statement.

Economic and Industry Conditions

•	recent turmoil in global financial markets in general and credit markets in particular, the impacts of which on our business and industry are difficult to forecast;

•	exposure to various types of market risks, principally including liquidity risk, interest rate risk, foreign exchange rate risk and equity price risk;

•	general economic or industry conditions in Spain, the United Kingdom, other European countries, Latin America, the United States and the other areas in which we have significant business activities or investments;

•	the effects of a decline in real estate prices, particularly in Spain and the United Kingdom, where prices have only recently started to decline, and corresponding increases in mortgage defaults;

•	monetary and interest rate policies of the European Central Bank and various central banks;

•	inflation or deflation;

•	the effects of non-linear market behavior that cannot be captured by linear statistical models, such as the VaR/DCaR/ACaR model we use;

•	changes in competition and pricing environments;

•	the inability to hedge some risks economically;

•	the adequacy of loss reserves;

•	acquisitions (including the acquisitions of Alliance & Leicester plc and Sovereign Bancorp Inc.) and restructurings of businesses that may not perform in accordance with our expectations;

•	changes in demographics, consumer spending or saving habits; and

•	changes in competition and pricing environments as a result of the progressive adoption of the internet for conducting financial services and/or other factors.

Political and Governmental Factors

•	political stability in Spain, the United Kingdom, other European countries and Latin America;

•	changes in United States, Spanish, United Kingdom, European Union or other foreign laws, regulations or taxes; and

•	the effects of any measures implemented by the governments of the United States, Spain, the United Kingdom, other European and Latin American countries or the European Union in response to instability and turbulence in the financial and banking system.

Transaction and Commercial Factors

•	our ability to integrate successfully our acquisitions and the challenges inherent in diverting management’s focus and resources from other strategic opportunities and from operational matters while we integrate these acquisitions;

•	our ability to correctly assess the risks involved in an acquisition and the possibility that certain acquisitions may subject us to unknown risks; and

•	the outcome of our negotiations with business partners and governments.

Operating Factors

•	technical difficulties and the development and use of new technologies by us and our competitors;

•	the impact of changes in the composition of our balance sheet on future net interest income; and

•	potential losses associated with an increase in the level of substandard loans or non-performance by counterparties to other types of financial instruments.

Forward-looking statements speak only as of the date they were made. We do not undertake to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Santander

Banco Santander, S.A. and its consolidated subsidiaries are a group of banking and financial companies that operate through a network of offices and subsidiaries across Spain and other European (including the United Kingdom, Austria, the Czech Republic, Germany, Hungary, Italy, Portugal and Norway) and Latin American countries. As at September 30, 2008, we were the largest banking group in the euro zone by market capitalization, with a stock market capitalization of €65.67 billion, stockholders’ equity of €53.80 billion and total assets of €953.03 billion. We had an additional €126.69 billion in mutual funds, pension funds and other assets under management (excluding assets under management related to insurance savings products) at that date. For the nine months ended September 30, 2008, we reported net attributable income of €6.94 billion. At that date, we employed approximately 133,000 people and had approximately 11,680 branches and some 80 million customers worldwide.

Our principal operations are in Spain, the United Kingdom, Portugal, Germany, Italy and Latin America. We also have significant operations in New York as well as financial investments in Sovereign and Attijariwafa Bank Société Anonyme (formerly, Banque Commerciale du Maroc). In Latin America, we have majority shareholdings in banks in Argentina, Brazil, Chile, Colombia, Mexico, Puerto Rico, Uruguay and Venezuela.

Our principal executive offices are located at Ciudad Grupo Santander, 28660 Boadilla del Monte (Madrid), Spain, and our telephone number at that location is +34 91 259 6520.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

Legal Ownership

In this prospectus and in any accompanying prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of any rights agent, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a rights agreement, rights certificate, deposit agreement or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding securities in accounts at banks or brokers is called holding in “street name”. If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities.

Description of Ordinary Shares

We refer to “Item 10. Additional Information — B. Memorandum and articles of association” in our Annual Report for a summary of the material terms of our By-laws and applicable Spanish corporate law in effect as of the date of this prospectus regarding our ordinary shares and the holders thereof. Such summary describes our By-laws which were approved at the shareholders’ meeting held on June 21, 2008, filed with the office of the Commercial Registry of Santander on August 11, 2008 and became effective immediately thereafter. As described below, our By-laws were further amended on September 22, 2008 to reflect a share capital increase. This summary may not contain all of the information that is important to you. To understand them fully you should read our By-laws, a copy of which has been included in Exhibit 3.1 to the registration statement of which this prospectus is a part.

On September 22, 2008, at our shareholders meeting held in Santander, Spain, our shareholders approved a capital increase of up to 143,376,990 shares for the issuance of our shares to the ordinary shareholders of Alliance & Leicester plc (A&L). The shareholders’ resolution expressly provided for the possibility of incomplete subscription in the event that the 143,376,990 new shares cannot be fully subscribed and paid up by means of the delivery of the relevant contributions, specifying that in such an event the share capital will be increased to the extent appropriate. The shareholders’ resolution authorized our Board of Directors (i) to establish the conditions of the capital increase as to all matters not provided for by the shareholders, which includes the determination of the number of shares within that limit by which the capital would be increased; (ii) to effect the amendment of subsections 1 and 2 of Article 5 of our By-laws to reflect the new share capital and the resulting number of shares; and (iii) to delegate such authority to our Executive Committee. Pursuant to such delegated authority from our Board of Directors, on October 10, 2008, following the acquisition of A&L’s entire ordinary share capital on that same date, our Executive Committee determined that the capital should be increased by 140,950,944 shares.

The amendment to subsections 1 and 2 of Article 5 of our By-laws was filed with the office of the Commercial Registry of Santander on October 10, 2008 and became effective immediately. The By-laws included in Exhibit 3.1 to the registration statement, of which this prospectus is a part, reflect these amendments.

As of September 30, 2008, our paid in share capital was €3,127,148,289.50, represented by a single class of 6,254,296,579 ordinary shares having a par value of fifty euro cents (€ 0.50) each, represented by means of book entries.

Description of Rights to Subscribe for Ordinary Shares

We may issue rights to subscribe for our ordinary shares. The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, as well as a discussion of material U.S. federal and Spanish income tax considerations applicable to holders of the rights to subscribe for our ordinary shares.

Plan of Distribution

The securities offered by this prospectus may be sold from time to time by us as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market and may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries and affiliates.

Legal Matters

The validity of the securities and other matters governed by Spanish law will be passed upon for us by Uría Menéndez, Madrid, Spain, and for any underwriters or agents by Spanish counsel named in the applicable prospectus supplement. Certain matters of New York law in connection with any offering will be passed upon for us by Davis Polk & Wardwell and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements incorporated by reference in this prospectus from the Annual Report of Banco Santander, S.A. (the “Bank”) and companies composing, together with the Bank, the Santander Group (the “Group”) on Form 20-F for the year ended December 31, 2007, and the effectiveness of the Group’s internal control over financial reporting have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report relating to the consolidated financial statements of the Group expresses an unqualified opinion and includes an explanatory paragraph related to the nature and effect of differences between the International Financial Reporting Standards, as adopted by the European Union required to be applied under Bank of Spain’s Circular 4/2004 and accounting principles generally accepted in the United States of America). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Enforcement of Civil Liabilities against Foreign Persons

Santander is a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain. Substantially all of the directors and executive officers of Santander, and certain of the experts named in this document, are not residents of the United States and all or a substantial portion of its assets and its directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. Santander is advised by its Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely upon any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Banco Santander, S.A.

Ordinary Shares
Rights to Subscribe for Ordinary Shares

PART II

Information Not Required in the Prospectus

Item 8.	Indemnification of Directors and Officers

Indemnification under Santander’s By-Laws (estatutos) and Spanish Law

Under Spanish law, Santander’s directors will be liable to Santander and the shareholders and creditors of Santander for any damage they cause through acts contrary to the law or the bylaws of Santander, or acts carried out in breach of the duties inherent to the discharge of their office. All directors shall be jointly liable for those acts, except those that evidence that they did not intervene in the approval and execution of the act and did not know about the act or, if they knew, did everything that they deem reasonable to avoid the damage or, at least, expressly opposed the act. The fact that the act has been approved, ratified or authorized by the Shareholders Meeting shall not relieve the directors from their liability. No provision of Santander’s bylaws provides for the indemnification of the directors with respect to such liabilities.

Directors and Officers Insurance

Santander maintains an insurance policy that protects its officers and directors from civil liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

Item 9.	Exhibits

Number	Description	Incorporated by Reference to Filings Indicated

1.1	Underwriting Agreement, with English translation	**
3.1	Bylaws (estatutos) of Banco Santander, S.A., as amended, with English translation	*
4.1	Agency Agreement, with English translation	**
5.1	Opinion of Uría Menendez as to the validity of the ordinary shares and the rights to subscribe for ordinary shares	*
23.1	Consent of Deloitte, S.L	*
23.2	Consent of Uría Menéndez (included in Exhibit 5.1)	*
24.1	Powers of attorney (included in the signature pages of this registration statement)	*

*	Filed herewith.

**	To be filed by amendment or incorporated by reference to a subsequently filed Form 6-K.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any plan of distribution or any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription period, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act, Banco Santander, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Madrid, Kingdom of Spain, on November 10, 2008.

BANCO SANTANDER, S.A.,

By:	/s/ Ignacio Benjumea
Name:     Ignacio Benjumea

Title:	Secretary General and Secretary of the Board

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Emilio Botín-Sanz de Sautuola y García de los Ríos, Alfredo Sáenz Abad, Matías Rodríguez Inciarte, Ignacio Benjumea Cabeza de Vaca, Juan Guitard Marín and José Antonio Álvarez Álvarez, and each of them, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any such subsequent registration statement and reports on Form 6-K relating thereto and any registration statement filed pursuant to Rule 426(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emilio Botín Emilio Botín	Chairman of the Board of Directors and of the Executive Committee	November 10, 2008

/s/ Fernando de Asúa Fernando de Asúa	First Vice Chairman of the Board of Directors	November 10, 2008

/s/ Alfredo Sáenz Alfredo Sáenz	Second Vice Chairman of the Board of Directors and Chief Executive Officer	November 10, 2008

/s/ Matías R. Inciarte Matías R. Inciarte	Third Vice Chairman of the Board of Directors	November 10, 2008

Manuel Soto	Fourth Vice Chairman of the Board of Directors

Assicurazioni Generali, S.p.A.	Director

/s/ Antonio Basagoiti Antonio Basagoiti	Director	November 10, 2008

/s/ Ana P. Botín Ana P. Botín	Director	November 10, 2008

Javier Botín	Director

Lord Burns	Director

/s/ Guillermo de la Dehesa Guillermo de la Dehesa	Director	November 10, 2008

/s/ Rodrigo Echenique Rodrigo Echenique	Director	November 10, 2008

/s/ Antonio Escámez Antonio Escámez	Director	November 10, 2008

Juan R. Inciarte	Director

/s/ Francisco Luzón Francisco Luzón	Director	November 10, 2008

/s/ Abel Matutes Abel Matutes	Director	November 10, 2008

Signature	Title	Date

Luis Ángel Rojo	Director

/s/ Luis Alberto Salazar-Simpson Luis Alberto Salazar-Simpson	Director	November 10, 2008

/s/ Isabel Tocino Isabel Tocino	Director	November 10, 2008

/s/ José Antonio Álvarez José Antonio Álvarez	Chief Financial Officer	November 10, 2008

/s/ José Tejón José Tejón	Chief Accounting Officer	November 10, 2008

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned, a duly authorized representative of Banco Santander, S.A. in the United States, has signed this registration statement on November 10, 2008.

BANCO SANTANDER, S.A., New York Branch

By:	/s/ Francisco de Lera
Name:     Francisco de Lera

Title:	General Manager